                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Ameritrade Holding Corporation on Form S-8 of our reports dated October 23, 2001 (December 12, 2001, as to Note 6) and June 15, 2001, appearing in the Annual Report on Form 10-K of Ameritrade Holding Corporation for the year ended September 28, 2001 and in the Annual Report on Form 11-K of the Ameritrade Holding Corporation Associates 401(k) Profit Sharing Plan for the year ended December 31, 2000, respectively.


/s/ DELOITTE & TOUCHE LLP


Omaha, Nebraska
April 9, 2002